Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

MARCH 17, 2005

Contact:

Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2004

FOURTH QUARTER AND FULL YEAR EARNINGS

• EPS AHEAD OF GUIDANCE AND CONSENSUS ESTIMATE

Phillips-Van Heusen Corporation reported fourth quarter 2004 GAAP net income, which is after restructuring and other items, of $17.3 million, or $0.33 per diluted common share. Fourth quarter 2003 GAAP net loss was $9.2 million, or $0.47 per diluted common share.  The fourth quarter 2004 results included a one-time tax benefit associated with the recognition of state net operating loss carryforwards and certain restructuring items.

Fourth quarter 2004 net income, excluding restructuring and the one-time tax benefit, was $14.8 million or $0.28 per diluted common share.  These results were $0.12, or 75%, ahead of the Company's previous earnings guidance and the First Call consensus estimate.  Fourth quarter 2003 net income, excluding restructuring and other items, was $9.6 million, or $0.14 per diluted common share.

For the full year, 2004 GAAP net income, which is after restructuring and other items, was $58.6 million, or $1.14 per diluted common share.  Full year 2003 GAAP net income was $14.7 million, which, after accounting for preferred dividends, was a loss of $0.18 per diluted common share.

Net income for the full year 2004, excluding restructuring and other items, was $70.7 million, or $1.37 per diluted common share, which was an improvement of 40% over last year.  Net income in 2003, excluding restructuring and other items, was $50.5 million, or $0.98 per diluted common share.

Restructuring and other items in 2004 include the costs of (i) exiting the wholesale footwear business and relocating the Company's retail footwear operations; (ii) closing underperforming retail outlet stores; (iii) debt extinguishment associated with the Company's debt refinancing in February 2004; and (iv) a one-time tax benefit associated with the recognition of state net operating loss carryforwards.  Restructuring and other items in 2003 include (i) Calvin Klein integration costs, which consist of (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith; and (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions; (ii) the gain resulting from the Company's sale of its minority interest in Gant Company AB in the second quarter; (iii) exiting the wholesale footwear business and relocating the Company's retail footwear operations; and (iv) the costs associated with the impairment and closing of underperforming retail outlet stores.  (Please see Consolidated Income Statements and Segment Data for a reconciliation of GAAP amounts to non-GAAP financial measures.)

In a letter to the American Institute of Certified Public Accountants dated February 7, 2005, the SEC expressed views regarding certain operating lease accounting issues and their application under generally accepted accounting principles.  After considering the SEC's views and after consultation with its external auditors, the Company, like many other companies in the retail industry, has adjusted its method of accounting for leasehold improvements on its leased properties to depreciate leasehold improvements over the shorter of the expected lease term or the useful life of the leasehold improvements.  The effect of the adjustment is a $2.1 million pre-tax non-cash charge recorded in the fourth quarter of 2004, of which $1.1 million is related to prior years.  Prior periods’ financial results are not restated due to the immateriality of such amounts to the Company's results of operations or financial position for 2004 or any quarter therein, or any individual prior year.  (Please see accompanying Consolidated Income Statements).

The improvement in 2004 fourth quarter net income, excluding restructuring and other items, was due to earnings increases in both of the Company's operating segments.  Operating earnings for the Apparel and Related Products segment increased 21% over the prior year driven by strength in the Company's wholesale dress shirt and sportswear businesses and a significant improvement in overall gross margin.  The Calvin Klein Licensing segment recorded a 43% increase in operating earnings over the prior year due to growth exhibited by existing licensees and the addition of revenues from new licensees.

Total revenues in the fourth quarter increased 16% to $413.8 million from $356.4 million in the prior year.  The prior year's fourth quarter includes revenues of $14.2 million from the wholesale footwear business and $4.5 million from the Calvin Klein wholesale collection apparel business. The Company exited these businesses by licensing them to third parties as of the end of fiscal 2003.  Excluding these businesses, revenues would have increased 23% over the prior year.  This increase was driven by significant growth in the Company's sportswear operations, in particular its Izod, Arrow and Calvin Klein businesses.  Also contributing to the revenue increase was the continued strong performance of the Company's wholesale dress shirt and Calvin Klein licensing businesses.

For the full year, total revenues were $1.64 billion, an increase of 5% from the prior year amount of $1.57 billion.  The prior year includes revenues of $63.2 million from the wholesale footwear business and $20.9 million from the Calvin Klein wholesale collection apparel business.  Excluding these businesses exited as of the end of fiscal 2003, revenues would have increased 11% over the prior year.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted, “The year ended very strongly as each of our business segments exceeded plan and enabled our results to be well ahead of our previous earnings guidance. None of us can recall a period when all of our brands and products have performed so well simultaneously.  This is the result of appropriately positioning them in each of their respective market channels.”

Mr. Klatsky further stated, “We continue to focus on maximizing the growth opportunities for Calvin Klein and our existing wholesale dress shirt and sportswear businesses.  The sharp earnings increase experienced in our Calvin Klein Licensing segment was a result of revenue increases from existing licensees, as well as the growth initiatives we have undertaken to expand the breadth and reach of Calvin Klein product offerings. The launch of our Calvin Klein better men's sportswear line combined with the limited rollout of Calvin Klein retail outlet stores in premium outlet malls, continued to exceed our plans throughout the year.  Our four new dress shirt licensing agreements for BCBG, Michael Kors, Chaps and SEAN JOHN, and our Calvin Klein men’s sportswear business, all of which had partial year shipments in 2004, should continue contributing to our growth in 2005, especially in the first quarter. In addition, the reaction by the consumer, in both the U.S. and international markets, to our recently acquired Arrow brand is exceeding our expectations.  This performance supports our belief that our investments in marketing that brand will contribute to future growth and profitability.”

Mr. Klatsky added, “We expect 2005 earnings per share to be in a range of $1.57 to $1.64.  This earnings estimate does not include the cost associated with expensing stock options as required under new accounting rules, which we will implement at the beginning of the third quarter of 2005. We expect corresponding revenues to be $1.74 billion to $1.76 billion, which represents a revenue increase of 6% -7% over 2004.”

“From a quarterly earnings perspective, the seasonality of our earnings will be impacted by the growth of our Calvin Klein and Arrow licensing streams, where royalty income is planned evenly throughout the year but offsetting marketing expenses associated with this income is more heavily weighted to the second half of the year.  In 2005, this shift in earnings will be further impacted by the annualization of our Calvin Klein men's sportswear business and sales under our four new dress shirt licenses, which did not impact the first half of last year.  As such, we are projecting first quarter revenues of $460 million to $465 million, or an increase of 22% to 23% over 2004 levels with earnings per share in the range of $0.40 to $0.43, which is significantly ahead of last year’s earnings.”

Mr. Klatsky concluded, “As we look out beyond fiscal 2005, we continue to be comfortable that the strategies we have implemented will endure and provide us with long-term earnings growth of 15%-20% per year.”

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its year end earnings release is scheduled for Thursday, March 17, 2004 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN’s website at www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.   In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #2745747.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

* * * * * * * *

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositioning of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Reports on Form 8-K furnished to the SEC in connection with its earnings releases.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	1/30/05			2/1/04
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP(1)	Items (2)	Items(1) (2)	GAAP	Items(3)	Items(3)

Net sales	$364,868		$364,868	$320,853	$ 4,470	$316,383
Royalty and other revenues	48,942		48,942	35,512		35,512
Total revenues	$413,810		$413,810	$356,365	$ 4,470	$351,895

Gross profit on net sales	$148,848		$148,848	$115,006	$ (8,191)	$123,197
Gross profit on royalty and
other revenues	48,942		48,942	35,512		35,512
Total gross profit	197,790		197,790	150,518	(8,191)	158,709

Selling, general and
administrative expenses	166,229	$ (674)	166,903	155,760	20,559	135,201

Earnings (loss) before interest
and taxes	31,561	674	30,887	(5,242)	(28,750)	23,508

Interest expense, net	8,114		8,114	8,962		8,962

Pre-tax income (loss)	23,447	674	22,773	(14,204)	(28,750)	14,546

Income tax expense (benefit)	6,156	(1,815)	7,971	(5,052)	(9,997)	4,945

Net income (loss)	17,291	2,489	14,802	(9,152)	(18,753)	9,601

Preferred stock dividends	5,281		5,281	5,281		5,281

Net income (loss) available to
common stockholders	$ 12,010	$ 2,489	$ 9,521	$ (14,433)	$(18,753)	$ 4,320

Basic net income (loss) per
common share(4)	$ 0.38		$ 0.30	$ (0.47)		$ 0.14

Diluted net income (loss) per
common share(4)	$ 0.33		$ 0.28	$ (0.47)		$ 0.14

(1) In a letter to the American Institute of Certified Public Accountants dated February 7, 2005, the Office of the Chief Accountant of the SEC expressed views regarding certain operating lease accounting issues and their application under generally accepted accounting principles.  Historically, when accounting for leasehold improvements, the Company depreciated leasehold improvements on its leased properties over the useful life of the leasehold improvements, which is a method commonly utilized by retail companies.  The Company believed this method was the most appropriate application of FASB Statement No. 13, "Accounting for Leases," based on the Company's circumstances.  After considering the SEC's views and after consultation with its external auditors, the Company has corrected its method of accounting for leasehold improvements on its leased properties to depreciate leasehold improvements over the shorter of the expected lease term or the useful life of the leasehold improvements.  The effect of the correction is a $2.1 million pre-tax non-cash charge recorded in the quarter ended January 30, 2005 attributable to an acceleration of the recognition of depreciation for a portion of the Company's leasehold improvements, which increased depreciation for the fourth quarter and full year 2004.  Of the total pre-tax charge, $1.1 million is related to prior years.  Prior periods’ financial results are not restated due to the immateriality of such amounts to the Company's results of operations or financial position for 2004 or any quarter therein, or any individual prior year.  As the correction relates solely to accounting treatment, it does not affect the Company's historical or future cash flows or timing of payments under related leases.

(2) Restructuring and other items for the quarter ended January 30, 2005 include (a) a one-time tax benefit associated with the recognition of state net operating loss carryforwards, and (b) an adjustment to the estimated future costs related to the Company's footwear headquarters office in Maine, which was vacated in connection with exiting the wholesale footwear business and relocating the Company's retail footwear operations.

(3) Restructuring and other items for the quarter ended February 1, 2004 include (a) Calvin Klein integration costs which consist of (i) the operating losses of certain Calvin Klein businesses, principally relating to the men's and women's wholesale collection apparel businesses, which the Company closed or licensed, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions; (b) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company's retail footwear operations and (c) the impairment and closing of underperforming retail outlet stores.

 (4) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Year Ended			Year Ended
	1/30/05			2/1/04
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP(1)	Items (2)	Items(1) (2)	GAAP	Items(3)	Items(3)

Net sales	$1,460,235		$1,460,235	$1,425,716	$ 20,866	$1,404,850
Royalty and other revenues	181,193		181,193	143,120		143,120
Total revenues	$1,641,428		$1,641,428	$1,568,836	$ 20,866	$1,547,970

Gross profit on net sales	$ 569,798		$ 569,798	$ 501,239	$(11,579)	$ 512,818
Gross profit on royalty and
other revenues	181,193		181,193	143,120		143,120
Total gross profit	750,991		750,991	644,359	(11,579)	655,938

Selling, general and
administrative expenses	621,112	$ 12,421	608,691	588,577	45,526	543,051

Gain on sale of investment				3,496	3,496

Earnings before interest
and taxes	129,879	(12,421)	142,300	59,278	(53,609)	112,887

Interest expense, net	42,857	9,374	33,483	36,372		36,372

Pre-tax income	87,022	(21,795)	108,817	22,906	(53,609)	76,515

Income tax expense	28,407	(9,679)	38,086	8,200	(17,815)	26,015

Net income	58,615	(12,116)	70,731	14,706	(35,794)	50,500

Preferred stock dividends	21,122		21,122	20,027		20,027

Net income (loss) available to
common stockholders	$ 37,493	$ (12,116)	$ 49,609	$ (5,321)	$(35,794)	$ 30,473

Basic net income (loss) per
common share(4)	$ 1.20		$ 1.59	$ (0.18)		$ 1.01

Diluted net income (loss) per
common share(4)	$ 1.14		$ 1.37	$ (0.18)		$ 0.98

(1) In a letter to the American Institute of Certified Public Accountants dated February 7, 2005, the Office of the Chief Accountant of the SEC expressed views regarding certain operating lease accounting issues and their application under generally accepted accounting principles.  Historically, when accounting for leasehold improvements, the Company depreciated leasehold improvements on its leased properties over the useful life of the leasehold improvements, which is a method commonly utilized by retail companies.  The Company believed this method was the most appropriate application of FASB Statement No. 13, "Accounting for Leases," based on the Company's circumstances.  After considering the SEC's views and after consultation with its external auditors, the Company has corrected its method of accounting for leasehold improvements on its leased properties to depreciate leasehold improvements over the shorter of the expected lease term or the useful life of the leasehold improvements.  The effect of the correction is a $2.1 million pre-tax non-cash charge recorded in the quarter ended January 30, 2005 attributable to an acceleration of the recognition of depreciation for a portion of the Company's leasehold improvements, which increased depreciation for the fourth quarter and full year 2004.  Of the total pre-tax charge, $1.1 million is related to prior years.  Prior periods’ financial results are not restated due to the immateriality of such amounts to the Company's results of operations or financial position for 2004 or any quarter therein, or any individual prior year.  As the correction relates solely to accounting treatment, it does not affect the Company's historical or future cash flows or timing of payments under related leases.

(2) Restructuring and other items for the year ended January 30, 2005 include (a) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company’s retail footwear operations; (b) closing underperforming retail outlet stores; (c) debt extinguishment costs associated with the Company's debt refinancing in February 2004 and (d) a one-time tax benefit associated with the recognition of state net operating loss carryforwards.

(3) Restructuring and other items for the year ended February 1, 2004 include (a) Calvin Klein integration costs which consist of (i) the operating losses of certain Calvin Klein businesses, principally relating to the men's and women's wholesale collection apparel businesses, which the Company closed or licensed, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions; (b) the gain on the sale of the Company's minority interest in Gant Company AB; (c) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company's retail footwear operations and (d) the impairment and closing of underperforming retail outlet stores.

(4) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its results excluding restructuring and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  The Company uses its results excluding restructuring and other items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income (loss) per common share as follows:

(In thousands, except per share data)

	Quarter Ended		Quarter Ended
	1/30/05		2/1/04
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income (loss)	$17,291	$14,802	$ (9,152)	$ 9,601

Less: Preferred stock dividends	5,281	5,281	5,281	5,281

Net income (loss) available to
common stockholders for basic
net income (loss) per common
share	12,010	9,521	(14,433)	4,320

Add back preferred stock dividends	5,281	5,281

Net income (loss) available to
common stockholders for
diluted net income (loss) per
common share	$17,291	$14,802	$(14,433)	$ 4,320

Weighted average common shares
outstanding for basic net income
(loss) per common share	31,801	31,801	30,570	30,570

Impact of dilutive stock options	2,185	2,185		1,218

Impact of assumed preferred stock
conversion	18,910	18,910

Total shares for diluted net income
(loss) per common share	52,896	52,896	30,570	31,788

Basic net income (loss) per
common share	$ 0.38	$ 0.30	$ (0.47)	$ 0.14

Diluted net income (loss) per
common share	$ 0.33	$ 0.28	$ (0.47)	$ 0.14

	Year Ended		Year Ended
	1/30/05		2/1/04
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income	$58,615	$70,731	$ 14,706	$50,500

Less: Preferred stock dividends	21,122	21,122	20,027	20,027

Net income (loss) available to
common stockholders for basic
net income (loss) per common
share	37,493	49,609	(5,321)	30,473

Add back preferred stock dividends	21,122	21,122

Net income (loss) available to
common stockholders for diluted
net income (loss) per common
share	$58,615	$70,731	$ (5,321)	$30,473

Weighted average common shares
outstanding for basic net income
(loss) per common share	31,117	31,117	30,314	30,314

Impact of dilutive stock options	1,610	1,610		695

Impact of assumed preferred
stock conversion	18,910	18,910

Total shares for diluted net income
(loss) per common share	51,637	51,637	30,314	31,009

Basic net income (loss) per
common share	$ 1.20	$ 1.59	$ (0.18)	$ 1.01

Diluted net income (loss) per
common share	$ 1.14	$ 1.37	$ (0.18)	$ 0.98

The sum of the quarterly diluted net income (loss) per common share does not equal the year to date total for the years ended January 30, 2005 and February 1, 2004 due to applying the if-converted method to the Company's convertible redeemable preferred stock in the third quarter of each year and in the fourth quarter for the year ended January 30, 2005.

3. EBITDA is a "non-GAAP financial measure" which represents net income (loss) before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  You should not construe EBITDA as an alternative to net income (loss) as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies. Net income (loss) is reconciled to EBITDA as follows:

	Quarter Ended			Quarter Ended
	1/30/05			2/1/04
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income (loss)	$17,291	$ 2,489	$14,802	$(9,152)	$(18,753)	$ 9,601
Plus:
Income tax expense (benefit)	6,156	(1,815)	7,971	(5,052)	(9,997)	4,945
Interest expense, net	8,114		8,114	8,962		8,962
Depreciation and amortization	11,377		11,377	8,027		8,027
EBITDA	$42,938	$ 674	$42,264	$ 2,785	$(28,750)	$31,535

	Year Ended			Year Ended
	1/30/05			2/1/04
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income	$ 58,615	$ (12,116)	$ 70,731	$14,706	$(35,794)	$ 50,500
Plus:
Income tax expense	28,407	(9,679)	38,086	8,200	(17,815)	26,015
Interest expense, net	42,857	9,374	33,483	36,372		36,372
Depreciation and amortization	32,022		32,022	28,570		28,570
EBITDA	$161,901	$(12,421)	$174,322	$87,848	$(53,609)	$141,457

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	January 30,	February 1,
	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 124,114	$ 132,988
Receivables	93,447	96,691
Inventories	242,885	218,428
Other, including deferred taxes of $11,994 and $17,164	31,246	40,805
Total Current Assets	491,692	488,912
Property, Plant and Equipment	154,630	138,537
Goodwill and Other Intangible Assets	875,442	789,164
Other	27,818	22,670
	$1,549,582	$1,439,283

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 208,493	$ 182,864
Other Liabilities, including deferred taxes of $187,199
and $178,269	312,805	296,419
Long-Term Debt	399,512	399,097
Series B Convertible Redeemable Preferred Stock	264,746	264,746
Stockholders’ Equity	364,026	296,157
	$1,549,582	$1,439,283

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

	Quarter Ended			Quarter Ended
	1/30/05			2/1/04
			Results		Results
			Excluding		Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues – Apparel and Related Products
Net sales	$361,780		$361,780	$312,801		$312,801
Royalty and other revenues	6,775		6,775	3,325		3,325
Total	368,555		368,555	316,126		316,126

Revenues – Calvin Klein Licensing
Net sales	3,088		3,088	8,052	$ 4,470	3,582
Royalty and other revenues	42,167		42,167	32,187		32,187
Total	45,255		45,255	40,239	4,470	35,769

Total Revenues
Net sales	364,868		364,868	320,853	4,470	316,383
Royalty and other revenues	48,942		48,942	35,512		35,512
Total	$413,810		$413,810	$356,365	$ 4,470	$351,895

Operating earnings (loss) – Apparel
and Related Products	$ 25,441	$ 674	$ 24,767	$ (234)	$(20,739)	$ 20,505

Operating earnings –
Calvin Klein Licensing	16,199		16,199	3,356	(8,011)	11,367

Corporate expenses	10,079		10,079	8,364		8,364

Earnings (loss) before
interest and taxes	$ 31,561	$ 674	$ 30,887	$ (5,242)	$(28,750)	$ 23,508

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

	Year Ended			Year Ended
	1/30/05			2/1/04
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues – Apparel and Related Products
Net sales	$1,448,761		$1,448,761	$1,390,665		$1,390,665
Royalty and other revenues	20,682		20,682	14,228		14,228
Total	1,469,443		1,469,443	1,404,893		1,404,893

Revenues – Calvin Klein Licensing
Net sales	11,474		11,474	35,051	$ 20,866	14,185
Royalty and other revenues	160,511		160,511	128,892		128,892
Total	171,985		171,985	163,943	20,866	143,077

Total Revenues
Net sales	1,460,235		1,460,235	1,425,716	20,866	1,404,850
Royalty and other revenues	181,193		181,193	143,120		143,120
Total	$1,641,428		$1,641,428	$1,568,836	$ 20,866	$1,547,970

Operating earnings – Apparel
and Related Products	$ 106,078	$(12,421)	$ 118,499	$ 74,636	$ (20,739)	$ 95,375

Operating earnings –
Calvin Klein Licensing	56,921		56,921	9,366	(36,366)	45,732

Corporate expenses(1)	33,120		33,120	24,724	(3,496)	28,220

Earnings before
interest and taxes	$ 129,879	$(12,421)	$ 142,300	$ 59,278	$ (53,609)	$ 112,887

(1) Corporate expenses under GAAP for the year ended February 1, 2004 are net of the $3,496 pre-tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2005 EBITDA Estimate

The Company's 2005 full year EBITDA estimate is $203 - $207 million.  EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization.  EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies.  Set forth below is the Company's reconciliation of net income to EBITDA of $205 million which is the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense, depreciation and amortization, each of which is subject to a range of estimates.

(In $000's)	2005
Estimate

Net income(A)	$ 88,000

Plus:
Income tax expense	52,000
Interest expense, net	31,000
Depreciation and amortization	34,000
EBITDA	$205,000

(A) This does not include the cost associated with expensing stock options as required under new accounting rules, which the Company will implement at the beginning of the third quarter of 2005.